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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-39314 of American Business Products, Inc. on Form S-8 of our reports dated February 25, 1994, appearing and incorporated by reference in this Annual Report on Form 10-K of American Business Products, Inc. for the year ended December 31, 1993.


DELOITTE & TOUCHE


Atlanta, Georgia
March 24, 1994